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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Ozark Capital Trust
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                    (State of incorporation or organization)


                                   71-6176636
                       (IRS Employer identification No.)

                             c/o FMB Trust Company
                            25 South Charles Street
                           Baltimore, Maryland  21203

                                With a copy to:

                            Bank of the Ozarks, Inc.
                              12615 Chenal Parkway
                                 P. O. Box 8811
                       Little Rock, Arkansas  72231-8811
                                 (501) 978-2265
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file numbers to which this Form relates:
No. 333-73381-01

Securities to be registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

                    % Cumulative Trust Preferred Securities
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This Registration Statement relates to the registration with the Securities and Exchange Commission of % Cumulative Preferred Securities ("Preferred Securities"), with a liquidation amount of $10.00 per Preferred Security, of the Registrant. The information required by this Item is included under the captions "Description of the Preferred Securities" (pages 70-80) and "Risk Factors - Preferred Securities Risk Factors" (pages 10-13) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, File No. 333-73381-01, as filed on May 26, 1999 (the "Form S-1"), which information is incorporated herein by reference to Form S-1.

ITEM 2.  EXHIBITS

2. (a) Certificate of Trust of Ozark Capital Trust (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-73381-01)).

2. (b) Form of Ozark Capital Trust Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-73381-01)).


                                 EXHIBIT INDEX

Exhibit
Number
------

2. (a) Certificate of Trust of Ozark Capital Trust (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-73381-01)).

2. (b) Form of Ozark Capital Trust Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-73381-01)).

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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        OZARK CAPITAL TRUST

Date:  June 7, 1999
                                        By:  /s/ Paul E. Moore
                                            ---------------------------
                                            Paul E. Moore,
                                            Administrative Trustee


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